UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2016

ATVRockN

 (Exact name of registrant as specified in its charter)

Nevada	000-54739	27-4594495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1420 London Road, Suite 100

Duluth, MN 55805

 (Address of Principal Executive Officers)

Registrant's telephone number, including area code:   (218) 728-8553

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On April 4, 2016, Tim Moody was removed as the Company’s Chief Executive Officer and Director.

Item 8.01 Other Events

(a) Certain issuances of stock disclosed on March 3, 2016 related to the hiring of Tim Moody, including the issuance of 5,500,000 common shares, par value $0.001 per share, to Mr. Moody, as well as the transferrance of 5,000 Series A preferred shares to Moody Capital by Legal Beagle Services, the transferrance of 6,250 Series A preferred shares to Dr. Hal Heyer by Legal Beagle Services, and the cancellation of all but 60,000 remaining Series A preferred shares by Legal Beagle Services, were never consummated due to the termination of Tim Moody from all positions with the Company.

(b) The name change as described in the Definitive 14(C) filed with the Commission on April 1, 2016 was never completed, and will not be completed. The name of the Company will remain ATVRockN.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned Chairman hereunto duly authorized.

Date: October 25, 2016	ATVRockN

/s/ Hal Heyer
Dr. Hal Heyer Chief Executive Officer